                                   EXHIBIT 11
             COMPUTATION OF PRO FORMA INCOME (LOSS) PER COMMON SHARE




                                                       For the Three Months Ended          For the Nine Months Ended
                                                               September 30,                    September 30,
                                                               -------------                    -------------
                                                          1997              1996             1997            1996
                                                          ----              ----             ----            ----
Pro forma income (loss) data for primary
          and fully diluted computation:
     Pro forma income before extraordinary item       $   756,129       $   176,093       $1,614,140      $  405,632
     Extraordinary loss, net of tax benefit            (1,139,823)                        (1,139,823)
                                                      -----------       -----------       ----------      ----------

     Pro forma net income (loss)                      $  (383,694)      $   176,093       $  474,317      $  405,632
                                                      ===========       ===========       ==========      ==========

PRIMARY
Weighted average common shares and dilutive
  common stock equivalents:
        Common stock outstanding                        5,386,252         3,650,000        4,337,039       3,650,000
        Stock purchase warrants                                             153,738                          153,738
        Stock options                                     637,150           156,724          467,788         138,795
                                                      -----------       -----------       ----------      ----------
                                                        6,023,402         3,960,462        4,804,827       3,942,533
                                                      ===========       ===========       ==========      ==========

Primary income (loss) per common share:
     Pro forma income per share before
        extraordinary item                            $      0.13       $      0.04       $     0.34      $     0.10
     Extraordinary loss per share                           (0.19)                             (0.24)
                                                      -----------       -----------       ----------      ----------
     Pro forma net income (loss) per share            $     (0.06)      $      0.04       $     0.10      $     0.10
                                                      ===========       ===========       ==========      ==========


FULLY DILUTED
Weighted average common shares and dilutive
  common stock equivalents:
        Common stock outstanding                        5,386,252         3,650,000        4,337,039       3,650,000
        Stock purchase warrants                                             153,738                          153,738
        Stock options                                     701,075           233,898          681,691         201,540
                                                      -----------       -----------       ----------      ----------
                                                        6,087,327         4,037,636        5,018,730       4,005,278
                                                      ===========       ===========       ==========      ==========

Fully diluted income (loss) per common share:
     Pro forma income per share before
        extraordinary item                            $      0.12       $      0.04       $     0.32      $     0.10
     Extraordinary loss per share                           (0.19)                             (0.23)
                                                      -----------       -----------       ----------      ----------
     Pro forma net income (loss) per share            $     (0.07)      $      0.04       $     0.09      $     0.10
                                                      ===========       ===========       ==========      ==========


Note: Certain stock options and stock purchase warrants are deemed outstanding for all periods presented. Effective with the Company's IPO, the stock purchase warrants were exercised and converted to common stock.